EXHIBIT 99.1
UNION NATIONAL FINANCIAL CORPORATION
AMENDED AND RESTATED 2009 STOCK PURCHASE PLAN

1.      Purpose. The Union National Financial Corporation Amended and Restated 2009 Stock Purchase Plan (the “Plan”) is intended to provide an incentive for eligible employees of Union National Financial Corporation (the “Corporation”) and certain of its subsidiaries to acquire or increase a proprietary interest in the Corporation through the purchase of shares of the Corporation’s common stock.  The Corporation believes ownership and engagement are directly linked.  If an employee has a financial stake in the Corporation’s success they will have a higher level of engagement in producing desired outcomes.  One of the main goals of our compensation philosophy is sharing the Corporation’s financial success which in-turn drives our ownership culture.  We strive for employees, customers, and shareholders to all share the success we create together.

2.      Definitions. The following words and phrases have the respective meanings set forth below unless their context clearly indicates to the contrary:

“Board” means the board of directors of the Corporation.

“Committee” means the Compensation Committee of the Board.

“Corporation” means Union National Financial Corporation and, where required by the context, shall include any Participating Corporation.

“Change in Control” means a change in control as defined in Internal Revenue Code Section 409A and the regulations promulgated thereunder.

“Eligible Compensation” means an employee’s regular base salary, determined after payment of taxes before giving effect to any elective salary reduction or deferral agreements and including vacation and sick time, but excluding overtime, incentive compensation, bonuses, special payments, commissions, severance pay, short-term disability pay, long-term disability pay, and any other items of compensation.

“Eligible Employee” means, as of each Enrollment Date, each employee of the Corporation or a Participating Corporation.

“Enrollment Date” means the first day of each Purchase Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the price which the Corporation paid for the purchase of the respective share (or fractional share) of Stock on the open market.

“Participant” means an Eligible Employee who participants in the Plan for the Purchase Period.

“Participating Corporation” means any present or future Subsidiary that participates in the Plan pursuant to paragraph 4.

“Purchase Date” means the last Trading Day of each Purchase Period.

“Purchase Period” means a period of approximately three months beginning on the first Trading Day on or after February 6, May 6, August 6, or November 6, and ending on the last Trading Day on or after May 5, August 5, November 5, and February 5 respectively. The first Purchase Period will begin on the first Trading Day on or after January 1, 2009. The Committee has the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without the participating employees’ approval if such change is announced at least ten days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

“Purchase Price” means an amount equal to 85% of the Fair Market Value of a share (or fractional share if applicable) of Stock on the Purchase Date.

“Stock” means the Corporation’s common stock, par value $ 0.25 per share.

“Stock Purchase Right” means the right to purchase Stock pursuant to Paragraph 7 of this Agreement.

“Subscription Agreement” means the form designated by the Corporation by which an Eligible Employee enrolls in the Plan.

“Subsidiary” means a corporation which is a subsidiary of the Corporation whether or not such corporation exists or is hereafter organized or acquired by the Corporation or a Subsidiary.

“Trading Day” means a day on which the OTCBB or national stock exchange on which the Stock is traded is open for trading so long as the day does not fall on a bank holiday.

3.      Administration of the Plan. The Committee is responsible for administering and interpreting the Plan, making such rules as it deems necessary for the proper administration of the Plan, and making all other determinations necessary or advisable for the administration of the Plan and the purchase of Stock under the Plan.  The Committee shall have the sole and absolute discretion in interpreting the Plan.  In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any Stock Purchase Right granted under the Plan, correct any mistakes in the administration of the Plan in the manner and to the extent that the Committee deems necessary or desirable to effectuate the intent of the Plan. All such decisions, determinations, and actions taken or made by the Committee pursuant to this  Plan shall be final, conclusive and binding on all parties. The Committee shall not be liable for any decision, determination, or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Corporation as the Committee deems appropriate.

4.      Participating Companies. The Committee may designate any present or future Subsidiary to participate in the Plan as a Participating Corporation by board resolution. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Corporation and employees in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Corporation. Transfer of employment among the Corporation and Participating Companies shall not be considered a termination of employment hereunder. Any Participating Corporation may, by appropriate action of its board of directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Corporation’s participation in the Plan at any time.

5.      Eligibility. Subject to the further provisions hereof, all Eligible Employees as of an Enrollment Date will be eligible to participate in the Plan with respect to the Purchase Period beginning as of such date.

6.      Stock Subject to the Plan. Stock purchased under the Plan shall only be purchased on the open market.

7.      Stock Purchase Rights.

a.      Grant of Stock Purchase Rights. On each Enrollment Date the Corporation shall grant a Stock Purchase Right to each Eligible Employee who elects to participate in the Plan for the Purchase Period beginning on such date. Subject to subparagraph 7(f), the number of shares of Stock subject to a Stock Purchase Right for a Participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such Participant during the Purchase Period, plus any amounts carried over from the prior Purchase Period, divided by (ii) the Purchase Price of the Stock applicable to the Purchase Period. Participants may purchase fractional shares under the Plan. Any payroll deductions accumulated in a Participant’s account and not applied to the purchase of shares shall be retained in the Participant’s account and applied in the next Purchase Period, subject to withdrawal by the Participant pursuant to paragraph 9.

b.      Election to Participate; Subscription Agreement. An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan must deliver to the Corporation, within the time period prescribed by the Committee, a Subscription Agreement in the form prescribed by the Corporation, whereby he gives notice of his election to participate in the Plan as of the next following Enrollment Date, and whereby he designates an integral percentage or specific dollar amount (except as provided below) to be deducted from his Eligible Compensation for each pay period ending in the Purchase Period and paid into the Plan for his account. The designated percentage or designated dollar amount may not be less than one percent (1%) nor exceed fifteen percent (15%) of Participant’s Eligible Compensation; provided, however, the minimum contribution per pay period shall be equal to or greater than $10.00.

c.      Changes in Payroll Authorization. All payroll deductions made for a Participant will be credited to his account under the Plan. A Participant may discontinue his participation in the Plan as provided in paragraph 9 hereof, or may increase or decrease the rate of his payroll deductions during the Purchase Period by completing or filing with the Corporation a new Subscription Agreement authorizing a change in his payroll rate. The Committee may, in its discretion, limit the number of payroll rate changes during any Purchase Period. The change in rate shall be effective with the first full payroll period following five business days after the Corporation’s receipt of the new Subscription Agreement unless the Corporation elects to process a given change in payroll rate earlier. A Participant’s Subscription Agreement shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 9 hereof.

d.      Automatic Payroll Reduction. Notwithstanding the foregoing, to the extent necessary to comply with subparagraph 7(f) hereof, a Participant’s payroll deductions may be decreased to 0% at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in paragraph 9 hereof.

e.      Tax Withholding. A Participant will recognize income from the purchase of Stock under the Plan to the extent of 15% of the Fair Market Value of the Stock on the Purchase Date of a given Purchase Period. As such, the Corporation will withhold from the Participant’s compensation the amount necessary for the Corporation to meet federal, state, or other tax withholding obligations.

f.      Special Restriction on Participation. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted a Stock Purchase Right under the Plan to the extent that, immediately after the grant, such Eligible Employee would own capital stock of the Corporation and/or hold outstanding options to purchase such Stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Corporation.

8.      Exercise of Stock Purchase Rights.

a.      General Statement. Subject to the limitations set forth in paragraph 7, unless a Participant withdraws from the Plan as provided in paragraph 9, each Participant in the Plan automatically and without any act on his part shall be deemed to have exercised his Stock Purchase Right on each Purchase Date to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such Participant upon such exercise is lawful.

b.      Delivery of Shares to Custodian. As soon as practicable after each Purchase Date, the Corporation shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the aggregate number of shares of Stock with respect to which Stock Purchase Rights were exercised on such Purchase Date of all of the participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each Participant in such shares by means of Participant accounts under the Plan and shall provide each Participant with periodic statements with respect thereto as may be directed by the Committee. The Committee may require that shares be retained with such custodian, or other designated broker or agent for a designated period of time. If the Corporation is required to obtain from any U.S. commission or agency authority to issue any such shares, the Corporation shall seek to obtain such authority. Inability of the Corporation to obtain from any commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such shares shall relieve the Corporation from liability to any Participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant Stock Purchase Right.

c.      Withdrawal of Shares. A Participant may, at any time, in such form and manner as established by the custodian, direct the custodian to deliver to the Participant all or part of the shares held by the custodian in his account or to sell such shares and deliver to the Participant the proceeds therefrom, less applicable expenses. Certificates for a fractional share of common stock will not be issued under any circumstance.  In lieu of issuing certificates for a fractional share of common stock, any fractional share withdrawn will be liquidated by the custodian on the basis of the then current market value of the common stock and a check issued for the proceeds thereof.

d.      Dividends. With respect to an individual’s Stock held by the custodian pursuant to subparagraph 8(b), the custodian shall automatically reinvest in additional shares of Stock for such individual’s account any cash dividends received by the custodian and attributable to such Stock and shall, in accordance with procedures adopted by the custodian, facilitate the individual’s voting rights attributable to shares held in a Participant’s account.

9.      Withdrawal from the Plan.

a.      General Statement. Any Participant may withdraw from the Plan at any time that is five or more days prior to the Purchase Date relating to a particular Purchase Period. Partial withdrawals shall not be permitted. A Participant who wishes to withdraw from the Plan must timely deliver to the Corporation a notice of withdrawal in a form prepared by the Corporation. The Corporation, promptly as practical following the receipt of the notice of withdrawal, shall refund to the Participant the amount of his payroll deductions under the Plan which have not yet been used to purchase shares upon the exercise of his Stock Purchase Rights; and thereupon, automatically and without any further act on his part, his Subscription Agreement and his interest in unexercised Stock Purchase Rights under the Plan shall terminate in full.

b.      Leave of Absence. A Participant who takes a leave of absence shall be deemed to have elected to withdraw from the Plan.

c.      Eligibility Following Withdrawal. A Participant who withdraws from the Plan will be eligible to participate again in the Plan upon expiration of the Purchase Period during which he withdrew (provided that he is otherwise an Eligible Employee at such later time).

10.                 Termination of Eligible Employment. Except as provided in Paragraph 12, if the employment of a Participant with the Corporation terminates for any reason whatsoever or the Participant ceases to be an Eligible Employee, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of such termination of employment or change in status. The Corporation shall as soon as administratively possible refund to him (or his estate or personal representative, as the case may be) the amount of his payroll deductions under the Plan which have not yet been used to purchase Stock, and thereupon his interest in unexercised Stock Purchase Rights under the Plan shall terminate in full.

11.                 Restriction Upon Assignment of Stock Purchase Rights. A Stock Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each Stock Purchase Right shall be exercisable, during a Participant’s lifetime, only by the Participant to whom granted. The Corporation shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of any of his Stock Purchase Rights under the Plan.  No right or interest of a Participant in the Stock Purchase Right or any stock held in the Participant’s account may be pledged, encumbered, or hypothecated to or in favor of any party other than Corporation or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation.

12.                 Forfeiture to Corporation in the Event of Illegal Conduct.  In the event that the Participant engages in illegal conduct, including but not limited to fraud and theft, as determined by a majority of the Board of Directors, any shares of Stock or cash held by the Custodian shall be forfeited to the Corporation.   The Corporation shall only be required to give notice of forfeiture to the Participant and no further action on the Corporation’s part shall be necessary to effectuate the forfeiture of the Participant’s account.

13.                 No Shareholder Rights or Privileges Until Exercise of Stock Purchase Rights. With respect to shares of Stock subject to a Stock Purchase Right, a Participant shall not be deemed to be a shareholder and shall not have any of the rights or privileges of a shareholder until such Stock Purchase Right has been exercised and shares delivered pursuant to subparagraph 8(b).

14.                 Affect of Change in Control on Plan. In the event of a Change in Control, unless a successor corporation assumes or substitutes new Stock Purchase Rights for all Stock purchase rights then outstanding, (i) the Purchase Date for all Stock Purchase Rights then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of the Change in Control and (ii) upon such effective date any unexercised Stock Purchase Rights shall expire and the Corporation promptly shall refund to each Participant the amount of such Participant’s payroll deductions under the Plan which have not yet been used to purchase Stock.

15.                 Use of Funds; No Interest Paid. All funds received or held by the Corporation under the Plan shall be included in the general funds of the Corporation free of any trust or other restriction. The Corporation will not pay interest on amounts credited to the Participant’s account.

16.                 Term of the Plan. The Plan becomes effective January 1, 2009 and will continue indefinitely. The Board may terminate the Plan, in its discretion, at any time with respect to any Stock for which Stock Purchase Rights have not theretofore been granted.

17.                 Amendment of the Plan. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that, except as provided below, no change in any Stock Purchase Right theretofore granted may be made that would materially impair the Stock Purchase Rights of the Participant without the consent of such Participant. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to (i) altering the Purchase Price for any Purchase Period including a Purchase Period underway at the time of the change in Purchase Price; and (ii) shortening any Purchase Period so that Purchase Period ends on a new Purchase Date, including a Purchase Period underway at the time of the Board action.

18.                 Securities Laws. The Corporation shall not be obligated to issue any Stock pursuant to any Stock Purchase Right granted under the Plan at any time when the offer, issuance or sale of shares covered by such Stock Purchase Right has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state or federal laws, rules, or regulations, or the requirements of the OTCBB or any stock exchange upon which the Stock may then be listed, as the Corporation or the Committee deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance, and sale of such shares. Further, all Stock acquired pursuant to the Plan is subject to the Corporation’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of Stock Purchase Rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such Stock Purchase Rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

19.                 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Corporation or any Subsidiary from taking any corporate action that is deemed by the Corporation or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Stock Purchase Right granted under the Plan. No employee, beneficiary, or other person shall have any claim against the Corporation or any Subsidiary as a result of any such action.

20.                 Miscellaneous Provisions.

a.      Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

b.      Headings. Section headings and subheadings are for convenience or reference only and do not affect the meaning of any provision in this Plan.

c.      Not a Contract of Employment. The adoption and maintenance of the Plan is not a contract between the Corporation or any Participating Corporation and any person or to be consideration for the employment of any person. Participation in the Plan at any given time does not create the right to participate in the Plan, or any other arrangement permitting an employee of the Corporation or any Participating Corporation to purchase Stock at a discount, in the future. The Stock Purchase Rights and obligations under any Participant’s terms of employment with the Corporation or any Participating Corporation are not affected by participation in the Plan. Nothing herein contained gives any person the right to be retained in the employ of the Corporation or any Participating Corporation or to restrict the right of the Corporation or any Participating Corporation to discharge any person at any time, nor does the Plan give the Corporation or any Participating Corporation the right to require any person to remain in the employ of the Corporation or such Participating Corporation or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any Participant any additional right to compensation as a result of the termination of such Participant’s employment for any reason whatsoever.

d.      Compliance with Applicable Laws. The Corporation’s obligation to offer, issue, sell, or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities required in connection with the authorization, offer, issuance, sale, or delivery of Stock as well as all federal, state, and local laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Corporation is not obligated to grant Stock Purchase Rights or to offer, issue, sell, or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy or otherwise, prohibit the Corporation from taking any such action with respect to such employee.

e.      Severability. Should any part of this Plan be invalid or unenforceable, the remaining portions shall remain valid and enforceable.

f.      Governing Law. The laws of the Commonwealth of Pennsylvania govern all matters arising out of this Plan without regard to the conflicts of law principles.